UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

AMERICAN DEFENSE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

ARMOR TECHNOLOGIES LLC

DALE S. SCALES

JOHN JODLOWSKI

JOWCO LLC

FRANK A. BEDNARZ

HAROLD WROBEL

MARK WAYNER

EMI WAYNER

JOSEPH VAN HECKE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 6, 2012

Dear ADSI Shareholders,

Please see attached, Armor Technologies response to ADSI’s Board’s February 3, 2012 14A filing.

If you have any questions, please feel free to call, and pass along to other shareholders as well.

Dale Scales

919.389.8321

Armor Technologies

Dear General Gray, Mr. Trizzino, Mr. Seiter, and Mr. D’Amuro,

I am respectfully responding to you today on behalf of Armor Technologies and all the Shareholders that have supported Armor Technologies in regards to the Schedule 14A you filed on February 3, 2012.

Our major concern in your filing is that you are not representing the shareholders of the Company. You state in your filing that our group of Shareholders is a threat to the other shareholders. Since we represent 67% of the stockholders of the Company and we have listed each one of us in our filing, we respectfully request that you provide and amend your 14A filing with the names of stockholders and the percentage who are supporting the Board.

We the Shareholders are a “Super Majority” as defined in the Company’s Articles and Bylaws and we request that the Board hereby respects our Rights and honor our request that you hold a special meeting. If the Board refuses, we as the Super Majority Shareholders feel that you leave us with no other options but to bring Class Action Derivative lawsuits against the Board and each one of you individually, in order to protect the Company, its employees and all the Shareholders.

As stockholders of the Company we are very concerned about the sustainability of the Company and we believe that a change is necessary. This is something that we have tried to avoid, but as Shareholders of the Company, we have no choice but to continue to protect our Rights and will do so by all legal means possible. We will let the lawyers and the judicial system handle the appropriate actions that will need to be taken.

If any of you would like to personally discuss this situation in further detail please contact me directly or if you prefer, have your attorney contact our counsel, Hank Heyming at 804-697-1454.

Sincerely yours,

Dale Scales

Armor Technologies

919.389.8321